UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2015

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The 2015 annual meeting of stockholders (the “2015 Annual Meeting”) of Casella Waste Systems, Inc. (the “Company”) has been scheduled for Tuesday, July 7, 2015 (the “2015 Annual Meeting”) at 10:00 a.m. at Killington Grand Hotel, located at 228 East Mountain Road, Killington, Vermont 05751.

Because of the recent change in the Company’s fiscal year end, the date of the 2015 Annual Meeting will be more than 30 days prior to the anniversary of the Company’s 2014 annual meeting of stockholders. As a result, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the deadline for receipt of stockholder proposals for inclusion in the Company’s proxy statement for the 2015 Annual Meeting pursuant to Rule 14a-8 has been set at March 12, 2015. In order for a proposal under Rule 14a-8 to be considered timely, it must be received by the Company on or prior to March 12, 2015 at the Company’s principal executive offices at 25 Greens Hill Lane, Rutland, Vermont 05701 and be directed to the attention of the Corporate Secretary. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement for the 2015 Annual Meeting.

Under the Company’s bylaws, stockholders may also present a proposal or director nomination at the 2015 Annual Meeting if advance written notice is timely given to the Corporate Secretary of the Company, at the Company’s principal executive offices, in accordance with the Company’s bylaws. To be timely, notice by a stockholder of any such proposal or nomination must be provided no later than the close of business on April 8, 2015, but not before March 9, 2015, which is not less than 90 days nor more than 120 days prior to the 2015 Annual Meeting. The Company’s bylaws specify requirements relating to the content of the notice that stockholders must provide.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: February 20, 2015	By:	/s/ Edmond R. Coletta
Name: Edmond R. Coletta Title: Senior Vice President and Chief Financial Officer